Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)
Revlon Consumer Products Corporation
(Exact name of obligor as specified in its charter)

Delaware	13-3662953

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TABLE OF ADDITIONAL REGISTRANTS

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Names of Additional Registrants	Formation	Identification Number
Revlon, Inc.	Delaware	13-3662955
Almay, Inc.	Delaware	13-3721920
Charles of the Ritz Group Ltd.	Delaware	22-2813207
Charles Revson Inc.	New York	13-2577534
Cosmetics & More Inc.	Delaware	22-3697113
North America Revsale Inc.	New York	13-1953730
PPI Two Corporation	Delaware	13-3298307
Revlon Consumer Corp.	Delaware	13-3745413
Revlon Development Corp.	Delaware	48-1283986
Revlon Government Sales, Inc.	Delaware	13-2893624
Revlon International Corporation	Delaware	13-6157771
Revlon Real Estate Corporation	Delaware	06-1519063
RIROS Corporation	New York	13-4030700
RIROS Group Inc.	Delaware	13-4034499

237 Park Avenue
New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
9 3/4% Senior Secured Notes Due 2015
and Guarantees of 9 3/4% Senior Secured Notes Due 2015
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 21st of April, 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Jay Paulson

Jay Paulson Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: April 21st 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Jay Paulson

Jay Paulson Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 12/31/2009
($000’s)

12/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,198,904
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Assets	4,797,639
Intangible Assets	13,399,731
Other Assets	15,721,341

Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	10,148,686
Treasury Demand Notes	0
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043

Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$1,629,447
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945

Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Raymond S. Haverstock

Vice President
Date: April 21st, 2010